Lithia Motors Announces Resumption of Dividend Payment; Declares Dividend of $0.05 per Share for First Quarter 2010

MEDFORD, OR -- (Marketwire - April 29, 2010) - Lithia Motors, Inc. (NYSE: LAD) today announced that the Board of Directors has approved a dividend of $0.05 per share for the first quarter 2010. Lithia will pay the dividend May 28th to shareholders of record on May 14th, 2010.

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States and a Fortune 800 company. Lithia sells 26 brands of new and all brands of used vehicles at 84 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact the Investor Relations Department at (541) 776-6591 or visit www.lithia.com and click on "Investor Relations."

Sites
www.lithia.com
www.lithiacares.com
www.lithiajobs.com

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http://www.facebook.com/LithiaMotors

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http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

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Lithia Motors
Investor Relations
(541) 776-6591
www.lithia.com